NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1998, by and among AGGREKO INC., a Louisiana corporation ("Purchaser"),TOWER TECH, INC., an Oklahoma corporation ("Seller") and HAROLD D. CURTIS, a resident of Cleveland County, Oklahoma ("Curtis").

                                   WITNESSETH:

         WHEREAS, Seller is currently engaged in the business of, among other things, leasing and renting industrial modular cooling towers (the "Business");

         WHEREAS, pursuant to that certain Asset Purchase Agreement (herein so called) dated as of December 4, 1998, by and between Purchaser and Seller, Seller has agreed to, among other things, sell to Purchaser and Purchaser has agreed to, among other things, purchase from Seller, the Acquired Assets (as such term is defined in the Asset Purchase Agreement) in order to acquire the Business from Seller;

         WHEREAS, Curtis owns a significant amount of the issued and outstanding capital stock of Seller and will therefore, directly or indirectly, benefit and receive substantial consideration from the sale of the Acquired Assets to Purchaser;

         WHEREAS, pursuant to the Asset Purchase Agreement, Seller and Curtis have agreed to execute and deliver this Agreement as a condition to the purchase by Purchaser of the Acquired Assets; and

         WHEREAS, Purchaser desires to protect the value of the Acquired Assets and the Business by obtaining from Seller and Curtis this Agreement to (i) maintain the confidentiality of certain information concerning the Acquired Assets and the Business, including, without limitation, trade secrets and other confidential and/or proprietary information, and (ii) refrain from competing with the Business and Purchaser for a reasonable period of time in the Restricted Area (as defined in Section 2 below).

         NOW, THEREFORE, in consideration of the foregoing premises and of the respective representations and warranties hereinafter set forth, of the covenants and agreements contained herein and in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Disclosure of Information. Seller and Curtis agree that for a period of five (5) years from the date hereof (the "Term"), neither of them nor any of their respective Affiliates (as defined in Section 15 below) shall, without the prior written consent of the Board of Directors of Purchaser, directly or indirectly, reveal, divulge, disclose or otherwise communicate to any person, firm, association, corporation or other entity in any manner whatsoever, or otherwise make use of, confidential, proprietary or trade secret information of any kind, nature or description concerning any matters affecting or relating to Purchaser or the Business, including, without limitation: (a) the names of any of the prior, present or prospective clients, customers or accounts of the Business, (b) the prices for which the Business obtains or has obtained, or at which it sells or has sold, or at which it leases or rents or has leased or rented, the properties or services of the Business, (c) the names of the personnel involved in the Business, (d) the financial affairs of the Business,
(e) the method of operating the Business, (f) the method of marketing, and determining markets for, the Business, or (g) the processes, techniques, methods, know-how, designs, design improvements, plans, trade secrets or other data of any kind, nature or description whatsoever relating primarily to the Business. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are confidential, material and important and gravely affect Purchaser's effective and successful conduct of the Business and its goodwill. Notwithstanding anything contained in this paragraph to the contrary, neither Seller nor Curtis nor any of their respective Affiliates shall be prohibited from disclosing any information regarding the Business if such information is required to be included in any filing with the Securities and Exchange Commission, including financial statements included therewith, or is ordered to be made available by any court of competent jurisdiction or any governmental authority; provided, however, that Seller or Curtis shall provide Purchaser with written notice of such court order or order by a governmental authority prior to disclosing such information.

         Notwithstanding the foregoing paragraph, neither the Seller nor Curtis shall be liable pursuant to this Section 1 for disclosures as to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Seller or Curtis, or (ii) information which is received from a third party; provided, that, such source is not known by Seller or Curtis to be bound by a confidentiality agreement, or other obligation of secrecy, to Purchaser.

         2. Covenant Not to Compete. Seller and Curtis agree that for the Term of this Agreement, without the prior written consent of the Board of Directors of Purchaser, neither of them nor any of their respective Affiliates shall, directly or indirectly, through any corporation, organization or other entity owned or controlled by Seller or Curtis, or as stockholder or holder of any equity security (except for an equity interest in a public company that does not exceed five percent (5%) of its total outstanding voting stock), partner or in any other capacity whatsoever:

                  (a) call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any existing, clients, customers, suppliers, businesses or accounts or potential clients, customers, suppliers, businesses or accounts of the Business or any portion thereof, or of Purchaser or any of its Affiliates in connection with any business competitive with the Business or any portion thereof in the Restrictive Area (as hereinafter defined) nor interfere or compete with Purchaser or any of its Affiliates, or any portion of the Business in connection with such clients, customers, suppliers, businesses and accounts in the Restricted Area;

                  (b) hire, knowingly attempt to hire, contact or solicit with respect to hiring any of those employees listed on Schedule A attached hereto;

                  (c) engage in, or give any advice to any Person engaged in, any business competitive in any respect with the Business or any portion thereof in the Restricted Area;

                  (d) lend credit, money or reputation for the purpose of establishing or operating any business competitive with the Business or any portion thereof in the Restricted Area; or

                  (e) participate in the ownership, management, operation or control of any Person that is engaged in any business competitive with the Business or any portion thereof in the Restricted Area.

         The foregoing covenants are intended to restrict Seller, Curtis and their respective Affiliates from competing in any manner with Purchaser or any of its Affiliates in any business similar to the Business or any portion thereof in the activities which have heretofore been carried on in connection with the Business or any portion thereof. The parties hereto hereby agree that the prohibitions set forth in this Section 2 shall be liberally interpreted so as to carry out the intents and purposes of this Agreement.

         If, during any period within the Term, Seller or Curtis is not in compliance with the terms of this Section 2, the Purchaser shall be entitled to, among other remedies, require compliance by Seller and Curtis with the terms of this Section 2 for an additional period equal to the period of such noncompliance. The term "Term" shall also include this additional period. Seller and Curtis hereby acknowledge that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 2 are reasonable and are not broader than are necessary to maintain the goodwill associated with the Business and to protect other legitimate business interests of the Purchaser and its Affiliates.

         For purposes of this Agreement, the term "Restricted Area" shall mean:

                  (i) anywhere in North America (including,  without limitation, the United States, Canada, Mexico, Puerto Rico and the U.S. Virgin Islands), Central America, South America, Africa, Europe (including, without limitation, Russia and the former Soviet states), Asia (including, without limitation, China, Japan and India), Australia, New Zealand and every province, district, state or territory of the foregoing countries, in which the Business is currently conducted;

                  (ii) to the extent not the referred to in the foregoing, anywhere in North America (including, without limitation, the United States, Canada, Mexico, Puerto Rico and the U.S. Virgin Islands), Central America, South America, Africa, Europe (including, without limitation, Russia and the former Soviet states), Asia (including, without limitation, China, Japan and India), Australia, New Zealand and every province, district, state or territory of the foregoing countries, in which Seller has or had operations in connection with the Business; and

                  (iii) to the extent not referred to in the foregoing, anywhere in North America (including, without limitation, the United States,
         Canada, Mexico, Puerto Rico and the U.S. Virgin Islands), Central America, South America, Africa, Europe (including, without limitation, Russia and the former Soviet states), Asia (including, without limitation, China, Japan and India), Australia, New Zealand and every province, district, state or territory of the foregoing countries. (Seller hereby acknowledges that the Business as currently conducted directly affects regional markets and as a consequence, extends beyond the regions in which the Business directly operates).

         3. Noncompetitive Activities. Notwithstanding anything to the contrary contained in Section 1 or Section 2 hereof, the parties hereto understand and agree that neither Seller's nor any of its Affiliate's involvement in the following activities shall be deemed to be competition prohibited by Section 2 hereof:

         (i) designing, engineering, manufacturing, marketing, selling or servicing industrial modular cooling towers for non-rental or non-leasing applications; and

         (ii) utilizing a capital lease to finance the sale of an industrial modular cooling tower for a non-rental application.

         4. Enforcement of Covenants. Seller and Curtis acknowledge that a violation or attempted violation, on its part or on the part of any of its Affiliates, of any agreement in Sections 1 and 2 above will cause such damage to Purchaser as will be irreparable and that the remedy at law will be inadequate. Accordingly, Seller and Curtis agree that the Purchaser shall be entitled as a matter of right to an injunction, without posting of a bond or any other security, from any court of competent jurisdiction, restraining any further violation of such agreements by Seller, Curtis or their respective Affiliates. Any exercise by the Purchaser of its rights pursuant to this Section 4 shall be cumulative and in addition to any other remedies to which Purchaser may be entitled.

         5. Reformation of Sections 1 and 2. Purchaser, Seller and Curtis agree and stipulate that the agreements and covenants contained in Sections 1 and 2 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between Purchaser and Seller and Curtis. However, the parties are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Sections 1 and 2, Purchaser, Seller and Curtis agree that in the event a court should decline to enforce the provisions of Sections 1 and 2, that Sections 1 and 2 shall be deemed to be modified or reformed to restrict Seller's or Curtis' competition with Purchaser or its Affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Section 1 and 2 be deemed to be more restrictive to Seller and Curtis than those contained herein.

         6. Indemnification. From and after the date hereof, Seller and Curtis, jointly and severally, shall indemnify, defend and hold the Purchaser harmless from and against any and all claims, losses, damages, costs and expenses that may be incurred by, imposed upon or asserted by or against Purchaser arising from any breach of any provisions of this Agreement by Seller or Curtis if Seller and/or Curtis is held to be in violation of this Agreement by a court of competent jurisdiction.

         7.  Survival.  Without  affecting  the time  limitations  set  forth in
Section 1 and Section 2 hereof, the respective representations, warranties and agreements of the parties hereto set forth herein shall survive consummation of any transactions contemplated by the Asset Purchase Agreement.

         8. Invalid Provisions. If any provision hereof (other than Sections 1 and 2) is held to be illegal, invalid or unenforceable under present or future laws effective during the Term hereof, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in the terms, but in any event no more restrictive than, such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9. Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same be in writing and signed by of each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         10. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         11. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         12. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         13. Jurisdiction and Venue. Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement shall be brought in the state or federal courts of Dallas County, Texas, and by execution and delivery of this Agreement, each of the parties hereto accepts individually the exclusive jurisdiction and venue of the aforesaid courts.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. No party hereto shall assign any of its rights hereunder or any interest herein without the prior written consent of the other parties hereto.

         15. Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement.

         16.      Use of Certain Terms.

                  (a) As used in this Agreement, the term "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person at any time on or after the date hereof, including, without limitation, the officers and directors of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  (b) As used in this  Agreement,  the term "Person"  shall mean
         any   corporation,    partnership,    joint   venture,    trust,   sole
         proprietorship, individual or person or entity.

                  (c) As used in this Agreement, the words "herein," "hereby," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision.

         17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

         18. Entirety. This Agreement contains the agreement and understanding among the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER:                          AGGREKO INC.



                   By:ss/GEORGE P. WALKER
                      --------------------------------
                         Printed Name: George P. Walker
                         Title: Executive Vice President



                   By: ss/TERREL P. DRESSEL, JR.
                       ------------------------------------
                         Printed Name: Terrel P. Dressel, Jr.
                         Title: Vice President Finance





SELLER:                             TOWER TECH, INC.



                   By: ss/HAROLD D. CURTIS
                       --------------------------------
                         Printed Name: Harold D. Curtis
                         Title: Chief Executive Officer



CURTIS:                ss/HAROLD D. CURTIS
                       --------------------------------
                          Harold D. Curtis, Individually

                                   SCHEDULE A

                                LIST OF EMPLOYEES



Name                Address                                  Social Security

Billy W. Childers   2909 Carolina, Chickasha, OK 73018       ###-##-####

Jamie Boyd Curtis   2116 S. 13th St., Chickasha,OK 783018    ###-##-####

Kristi M. Solis     P.O. Box 492, Chickasha, OK 73023        ###-##-####

Scott F. McMillan   1905 S. 14th St., Chickasha OK 73018     ###-##-####

David "Craig" Webb  212 W. Cherokee #3, Marlow, OK 73099     ###-##-####